SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

This Second Amendment (this “Amendment”), made as of February 20, 2024 (the “Amendment Date”), is to the Employment Agreement, dated as of November 30, 2020, and effective as of December 1, 2020, as previously amended December 29, 2023 (the “Employment Agreement”), by and among Douglas R. Lebda (the “Employee”), LendingTree, Inc., a Delaware corporation (the “Company”), and LendingTree, LLC (“LTLLC”, which as of the Amendment Date is a wholly-owned subsidiary of the Company, and together with the Company are collectively the “Company Group”). All capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Agreement (as defined herein).

WHEREAS, the Company Group and Employee desire to amend certain provisions to the Employment Agreement, pursuant to the terms set forth herein.

NOW THEREFORE, in consideration of the above, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.The last sentence of Section 1(c) of the Standard Terms and Conditions to the Employment Agreement is hereby amended and restated in its entirety as follows:

“As used herein, “Good Reason” means the occurrence of any of the following without Employee’s written consent, (i) a material adverse change in Employee’s title at the Company, duties for the Company Group, operational authorities or reporting responsibilities as they relate to Employee’s position as Chairman of the Company from those in effect immediately following the Agreement Date, excluding for this purpose any such change that is an isolated and inadvertent action not taken in bad faith and that is remedied by the Company Group promptly after receipt of notice thereof given by Employee and for purposes of this subclause it shall not be considered a material adverse change if Employee is not the chief executive officer of the ultimate parent entity, the Company, or LTLLC so long as Employee remains Chairman, (ii) a material reduction in Employee’s annual base salary,
(iii) a relocation of Employee’s principal place of business more than 25 miles from the Charlotte, North Carolina metropolitan area, or (iv) a material breach by the Company Group of this Agreement, excluding for this purpose any such action that is an isolated and inadvertent action not taken in bad faith and that is remedied by the Company Group promptly after receipt of notice thereof given by Employee.”

2.Section 3(e) will be added following Section 3(d) of the Employment Agreement, and shall read in its entirety as follows:

“(e) Investment Opportunity. Notwithstanding the foregoing, in lieu of receiving cash payments in respect of Base Salary (as described in Section 3(a)) or annual bonus (as described in Section 3(b)), Employee will have the opportunity to elect, in his sole discretion, for each pay period (or for each year of the Term, in the case of the annual bonus), to invest all or a portion of such Base Salary or annual bonus actually payable after taking into account amounts withheld therefrom by the Company pursuant to Section 6 of the Standard Terms and Conditions or otherwise, for the purchase of LendingTree, Inc. Common Stock (the “Common Stock”) from the Company at a purchase price equal to the Market Value (as such term is used in Nasdaq Marketplace Rule 5635(c)(2)) at the time that such amount would otherwise be paid to Employee (the “Investment Opportunity”). With respect to Base Salary, Employee may exercise the Investment Opportunity and elect to purchase Common Stock from the Company subject to the Investment Opportunity, by delivering written notice (the “Investment Notice”) to the Company in a form provided by the Company no later than the business day prior to the first day of the relevant pay period. If specified therein, such Investment Notice may apply to subsequent pay periods, and if it does so specify, such Investment Notice shall remain in effect in accordance with such specification; provided that, to the extent such Investment Notice applies to subsequent pay periods, Employee may revoke such election with respect to any subsequent pay period up until the business day prior to the first day of the pay period for which the revocation is to apply. With respect to the annual bonus, Employee may exercise the Investment Opportunity and elect to purchase Common Stock from the Company subject to the Investment Opportunity, by delivering an Investment Notice to the Company in a form provided by the Company on or at any time prior to the final day of the Performance Year during the Term (provided that Employee may revoke such Investment Notice prior to the date the Committee or the Board certifies the amount payable under such annual bonus). The Investment Notice may be conditioned upon approval by the Committee or the Board of the Investment Election for the annual bonus in accordance with Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

Employee understands that the offer and sale of Common Stock that may be purchased by Employee pursuant to the Investment Election will not be made pursuant to the Company’s Seventh Amended and Restated LendingTree, Inc. 2008 Stock Plan, 2023 Stock Plan, or the ESPP, and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”). Accordingly, such shares will be “restricted securities” as such term is defined in Rule 144 promulgated under the Securities Act, and may not be resold absent an available exemption for such resale established to the satisfaction of the Company and its transfer agent, and all certificates for such shares or book entries related thereto shall be marked with an appropriate restrictive legend indicating the status of such shares as restricted securities.”

3.This Amendment shall be for the benefit of and be binding upon, the parties hereto and their respective successors and assigns. Except as amended hereby, the terms and provisions of the Agreement shall remain in full force and effect, and the Agreement is in all respects ratified and confirmed. On and after the date of this Amendment, each reference in the Agreement to the “Agreement”, “hereinafter”, “herein”, “hereinafter”, “hereunder”, “hereof”, or words of like import shall mean and be a reference to the Agreement as amended by this Amendment. This Amendment shall be construed, enforced, and governed under the internal laws of the State of North Carolina, without giving effect to any choice of law provision or rule of any other jurisdiction. This Amendment may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Amendment transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first indicated above.

LENDINGTREE, INC.

By: /s/ JILL OLMSTEAD
Name: Jill Olmstead
Title: Chief Human Resources Officer

LENDINGTREE, LLC

By: /s/ JILL OLMSTEAD
Name: Jill Olmstead
Title: Chief Human Resources Officer

EMPLOYEE

By: /s/ DOUGLAS R. LEBDA
Douglas R. Lebda

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